Exhibit 99.1

Cabot Credit Management Decides to Not Go Forward with Initial Public Offering

SAN DIEGO, November 16, 2017 -- Encore Capital Group (NASDAQ: ECPG) today announced that its U.K.-based subsidiary Cabot Credit Management has decided to not go forward with its previously announced initial public offering as a result of unfavorable equity market conditions in the U.K.

“Our fundamental view of Cabot as a clear leader in the European debt recovery market remains unchanged,” said Ashish Masih, Encore’s President and Chief Executive Officer. “Cabot is delivering strong results and remains a strategically important subsidiary with a well-established leadership position in the U.K. Our intent all along has been to retain a significant ownership position in Cabot, even after an IPO. We believe today’s decision is the right one for Encore and our stakeholders and we will reevaluate our options over time. Cabot has sufficient access to capital in order to fund its growth and will continue to execute on its business plan.”

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Investor Relations
(858) 309-6442

bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.